Exhibit 16.2

                           Press Release (US Version)

For Immediate Release
---------------------

Press Contacts:
---------------
Charles T. Jensen                David A. Kaminer           Alex Meisl
NeoMedia Technologies, Inc.      The Kaminer Group          Sponge
+(239) 337-3434                  +(914) 684-1934            +44 20 7612 1910
cjensen@neom.com                 dkaminer@kamgrp.com        alex@spongegroup.com
----------------                 -------------------        --------------------

  London-Based Mobile Marketing Leader Sponge is Latest Acquisition by NeoMedia

FORT MYERS, Fla., and LONDON, Feb. 22, 2006 - NeoMedia Technologies, Inc. (OTC
BB: NEOM), an innovator in wireless services and patented technologies that provide automatic links to content on the Mobile Internet, continued to build its worldwide mobile marketing competency today by signing a share purchase agreement to acquire Sponge, a London-based leader in developing and implementing mobile applications and delivering content to U.K. and international customers.

       Charles T. Jensen, president and CEO of NeoMedia, said the agreement with Sponge signed earlier this week calls for an aggregate of $17.4 million consideration, including $6 million in cash and the remainder in NeoMedia shares, with an additional $4.35 million available under an earn-out if Sponge meet pre-determined earnings targets over the next two years.
'What a Month!'

       "Wow! What a month it has been," said Mr. Jensen, as the acquisition of Sponge completed a "very hectic and very exciting" three-week period.

       In the U.S., NeoMedia completed the acquisition of Mobot(R), Inc, (www.mobot.com) of Boston and announced the signing of a letter of intent to acquire HipCricket, Inc. (www.HipCricket.com), of Essex, Connecticut. And in Europe, NeoMedia announced and completed the acquisition of Munich-based pan-European mobile services provider and developer 12snap (www.12snap.com), and announced the acquisitions of Gavitec-mobile digit (www.gavitec.com) of Wurselen, Germany, and now London-based Sponge (www.SpongeGroup.com). In addition, NeoMedia began the month by announcing it had been awarded a U.S. patent covering the capture and processing of bar codes explicitly from camera cell phones.

       Mr. Jensen said the acquisition of Sponge "gives NeoMedia a range of multinational world-class capabilities we believe to be unmatched in mobile marketing. Our plan is to become a mobile marketing supercompany in Europe as the industry matures, and in the U.S. where market development is now well under way," he said.

'Putting the Pieces in Place'

       Sponge has become recognized as one of Europe's top independent developers of mobile applications and content. Rapidly-growing and profitable, it is positioned as a premier provider of mobile services. From its London headquarters, Sponge runs innovative, high quality premium and non-premium mobile solutions in the U.S., Europe and Australia.

       Sponge focuses on tools that its customers deploy in an extensive range of SMS- and MMS-based entertainment and mobile marketing applications. Sponge also develops handset software solutions for marketing and promotional agencies, and for media groups.

       Sponge recently engineered and implemented Europe's largest-ever on-pack promotion for its Walkers(R) Crisps (Frito-Lay(R)) client, with more than 5% of the population of the U.K. participating. Sponge is now rolling out this promotion in other European markets, and it has also licensed its platform to Bertelsmann in the U.S. - where it is used by clients including Cingular(R), Univision(R), Universal Music(R) and Lifetime TV(R). Other major clients served by Sponge include NEC(R), Diageo(R), Vodafone(R), Endemol(R) and News International(R) .

       "The founders and key personnel at Sponge have extensive senior level experience of profitably delivering mass-market communications and interactive services on behalf of blue chip clients and large media groups," said Mr. Jensen. "They know and have prospered in IVR and SMS, on premium as well as standard rate."

21,000 Messaging Applications!

       "We are delighted to welcome the talented team at Sponge - the U.K. market leader in mobile marketing and media applications - to our rapidly expanding wireless solutions group," said Martin Copus, NeoMedia COO and chief executive of its PaperClick(R) wireless business unit.

       "Sponge has the most battle-hardened platform in the mobile marketing industry - which has run more than 21,000 messaging applications, with 600 campaigns running simultaneously at present - from voting to reverse auctions to m-coupons and many, many more. Now," he said, "as part of NeoMedia, those applications will be able to be accessed on the Mobile Internet via our PaperClick code-reader, GoWindow(TM) and CodeWindow(TM).

       "The acquisition of Sponge exponentially expands NeoMedia's one-stop offering for direct-to-mobile-web interactivity, and further reinforces our position in mobile marketing."

'Delighted to Join the NeoMedia Family'

       Alex Meisl, chief executive of Sponge, said that "our whole team is delighted to be joining the NeoMedia family.

       "The breadth of resources which the combined group can now offer will allow us to serve our client base even better and improve our hard-won reputation even further," he said.

About NeoMedia Technologies, Inc.

NeoMedia Technologies, Inc. (www.neom.com), is a developer and international marketer of software and patented technologies, including the PaperClick (www.PaperClick.com) platform, PaperClick for Camera Phones(TM) and the PaperClick Mobile Go-Window(TM) which provide One Click To Content(TM) connectivity for products, print and physical objects to link directly to specific desired content on the mobile Internet. NeoMedia also offers a variety of mobile enterprise solutions, including expertise in homeland security and e-authentication applications, and its Systems Integration Group specializes in providing expert-based IT consulting, hardware, and software solutions.

About Sponge Ltd.

Founded in 2001 by Alex Meisl and Dan Parker, Sponge has grown to become the U.K. market leader in providing mobile applications to agencies and media groups, and gain recognition as one of Europe's top independent developers of mobile applications and content. Today, Sponge counts more than 40 agencies, including WPP, Aegis and BBH, as clients, and supplies services for over 100 world-class brands, including Coca Cola(R), Heineken(R) and Diageo. Sponge also supplies a range of mobile services to media groups, including News International, Trinity Mirror, Endemol and IPC.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

PaperClick is a registered trademark, and PaperClick For Camera Phones, PaperClick Mobile Go-Window, Code Window and One Click to Content are trademarks of NeoMedia Technologies, Inc. Mobot is a registered trademark of Mobot, Inc. Other trademarks are properties of their respective owners.

                           Press Release (UK Version)

For Immediate Release
---------------------

Press Contacts:
---------------
Charles T. Jensen               David A. Kaminer           Alex Meisl
NeoMedia Technologies, Inc.     The Kaminer Group          Sponge
+(239) 337-3434                 +(914) 684-1934            +44 20 7612 1910
cjensen@neom.com                dkaminer@kamgrp.com        alex@spongegroup.com
----------------                -------------------        --------------------

  London-Based Mobile Marketing Leader Sponge is Latest Acquisition by NeoMedia

FORT MYERS, Fla., and LONDON, Feb. 22, 2006 - NeoMedia Technologies, Inc. (OTC
BB: NEOM), an innovator in wireless services and patented technologies that provide automatic links to content on the Mobile Internet, continued to build its worldwide mobile marketing competency today by signing a share purchase agreement to acquire Sponge, a London-based leader in developing and implementing mobile applications and delivering content to U.K. and international customers.

       Charles T. Jensen, president and CEO of NeoMedia, said the agreement with Sponge signed earlier this week calls for an aggregate of (pound)10 million consideration, including (pound)3.45 million in cash and the remainder in NeoMedia shares, with an additional (pound)2.5 million available under an earn-out if Sponge meet pre-determined earnings targets over the next two years.

'What a Month!'

       "What a month it has been," said Mr. Jensen, as the acquisition of Sponge completed a "very hectic and very exciting" three-week period.

       In the U.S., NeoMedia completed the acquisition of Mobot(R), Inc, (www.mobot.com) of Boston and announced the signing of a letter of intent to acquire HipCricket, Inc. (www.HipCricket.com), of Essex, Connecticut. And in Europe, NeoMedia announced and completed the acquisition of Munich-based pan-European mobile services provider and developer 12snap (www.12snap.com), and announced the acquisitions of Gavitec-mobile digit (www.gavitec.com) of Wurselen, Germany, and now London-based Sponge (www.SpongeGroup.com).

       Mr. Jensen said the acquisition of Sponge "gives NeoMedia a range of multinational world-class capabilities we believe to be unmatched in mobile marketing. Our plan is to become a mobile marketing supercompany in Europe as the industry matures, and in the U.S. where market development is now well under way," he said.

'Putting the Pieces in Place'

       Sponge has become recognized as one of Europe's top independent developers of mobile applications and content. Rapidly-growing and profitable, it is positioned as a premier provider of mobile services. From its London headquarters, Sponge runs innovative, high quality premium and non-premium mobile solutions in the U.S., Europe and Australia.

       Sponge focuses on tools that its customers deploy in an extensive range of SMS- and MMS-based entertainment and mobile marketing applications. Sponge also develops handset software solutions for marketing and promotional agencies, and for media groups.

       Sponge recently engineered and implemented Europe's largest-ever on-pack promotion for its Walkers(R) Crisps (Frito-Lay(R)) client, with more than 5% of the population of the U.K. participating. Sponge is now rolling out this promotion in other European markets, and it has also licensed its platform to Bertelsmann in the U.S. - where it is used by clients including Cingular(R), Univision(R), Universal Music(R) and Lifetime TV(R). Other major clients served by Sponge include NEC(R), Diageo(R), Vodafone(R), Endemol(R) and News International(R).

       "The founders and key personnel at Sponge have extensive senior level experience of profitably delivering mass-market communications and interactive services on behalf of blue chip clients and large media groups," said Mr. Jensen. "They know and have prospered in IVR and SMS, on premium as well as standard rate."

21,000 Messaging Applications!

       "We are delighted to welcome the talented team at Sponge - the U.K. market leader in mobile marketing and media applications - to our rapidly expanding wireless solutions group," said Martin Copus, NeoMedia COO and chief executive of its PaperClick(R) wireless business unit.

       "Sponge has the most battle-hardened platform in the mobile marketing industry - which has run more than 21,000 messaging applications, with 600 campaigns running simultaneously at present - from voting to reverse auctions to m-coupons and many, many more. Now," he said, "as part of NeoMedia, those applications will be able to be accessed on the Mobile Internet via our PaperClick code-reader, GoWindow(TM) and CodeWindow(TM).

       "The acquisition of Sponge exponentially expands NeoMedia's one-stop offering for direct-to-mobile-web interactivity, and further reinforces our position in mobile marketing."

'Delighted to Join the NeoMedia Family'

       Alex Meisl, chief executive of Sponge, said that "our whole team is delighted to be joining the NeoMedia family.

       "The breadth of resources which the combined group can now offer will allow us to serve our client base even better and improve our hard-won reputation even further," he said.

About NeoMedia Technologies, Inc.

NeoMedia Technologies, Inc. (www.neom.com), is a developer and international marketer of software and patented technologies, including the PaperClick (www.PaperClick.com) platform, PaperClick for Camera Phones(TM) and the PaperClick Mobile Go-Window(TM) which provide One Click To Content(TM) connectivity for products, print and physical objects to link directly to specific desired content on the mobile Internet. NeoMedia also offers a variety of mobile enterprise solutions, including expertise in homeland security and e-authentication applications, and its Systems Integration Group specializes in providing expert-based IT consulting, hardware, and software solutions.

About Sponge Ltd.

Founded in 2001 by Alex Meisl and Dan Parker, Sponge has grown to become the U.K. market leader in providing mobile applications to agencies and media groups, and gain recognition as one of Europe's top independent developers of mobile applications and content. Today, Sponge counts more than 40 agencies, including WPP, Aegis and BBH, as clients, and supplies services for over 100 world-class brands, including Coca Cola(R), Heineken(R) and Diageo. Sponge also supplies a range of mobile services to media groups, including News International, Trinity Mirror, Endemol and IPC.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

PaperClick is a registered trademark, and PaperClick For Camera Phones, PaperClick Mobile Go-Window, Code Window and One Click to Content are trademarks of NeoMedia Technologies, Inc. Mobot is a registered trademark of Mobot, Inc. Other trademarks are properties of their respective owners.